EXHIBIT 99.1

DISTRIBUTION REPORT

FOR

INDEXPLUS TRUST SERIES 2003-1

DISTRIBUTION DATE

June 22, 2015

CUSIP NUMBER 45408V203

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the “Underlying Securities” (see following chart):

Interest:	$1,134,715.78
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor	$0.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$1,134,712.50
Principal:	$0.00

Unpaid Interest Accrued	$0.00

(iv)	see the following chart for the aggregate stated principal amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and the current rating assigned to the Certificates.

(v)	the aggregate Certificate Principal Balance of such Series at the close of business on such Distribution Date.

($25 Stated Amount)
Initial Principal Balance:	$37,500,000
Reduction:	(0)
Principal Balance 06/22/15:	$37,500,000

Amounts Received Per Issuer:

Interest
Issuer	Collected
The Boeing Company	$67,773.13
Citigroup Inc.	$65,006.88
Credit Suisse Group AG.	$78,838.13
Daimler Finance North America LLC	$94,052.50
Ford Motor Company	$82,434.25
General Electric Capital Corporation	$74,688.75
Ally Financial Inc.	$88,520.00
The Goldman Sachs Group, Inc.	$67,773.13
Johnson & Johnson	$54,771.75
Macy’s Retail Holdings, Inc.	$76,348.50
Time Warner Companies, Inc.	$73,305.63
Valero Energy Corporation	$82,987.50
Verizon Communications Inc.	$85,753.75
CBS Corporation	$60,857.50
Weyerhaeuser Company	$81,604.38
$1,134,715.78

Principal Amounts, Rates & Current Ratings:

Issuer		Rate	CUSIP	Moody's	S&P
The Boeing Company	$2,213,000	6.125%	097-023-AU9	A2	A
Citigroup Inc.	$2,213,000	5.875%	172-967-BU4	Baa3	BBB+
Credit Suisse Group AG	$2,213,000	7.125%	225-41L-AE3	A1	A
Daimler Finance North America LLC	$2,213,000	8.500%	233-835-AQ0	A3	A-
Ford Motor Company	$2,213,000	7.450%	345-370-CA6	Baa3	BBB-
General Electric Capital Corporation	$2,213,000	6.750%	369-62G-XZ2	A1	AA+
Ally Financial Inc	$2,213,000	8.000%	370-425-RZ5	B1	BB+
The Goldman Sachs Group, Inc.	$2,213,000	6.125%	381-41G-CU6	A3	A-
Johnson & Johnson	$2,213,000	4.950%	478-160-AL8	Aaa	AAA
Macy’s Retail Holdings, Inc.	$2,213,000	6.900%	577-778-BQ5	Baa2	BBB+
Time Warner Companies, Inc.	$2,213,000	6.625%	887-315-BN8	Baa2	BBB
Valero Energy Corporation	$2,213,000	7.500%	919-13Y-AE0	Baa2	BBB
Verizon Communications Inc.	$2,213,000	7.750%	923-44G-AS5	Baa1	BBB+
CBS Corporation	$2,213,000	5.500%	925-524-AV2	Baa2	BBB
Weyerhaeuser Company	$2,213,000	7.375%	962-166-BR4	Baa2	BBB
United States Department of Treasury	$4,305,000	0.000%	912-803-CH4

	$37,500,000